UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 13, 2012, the following individuals were elected as directors to serve until the next annual meeting of shareholders or until their respective successors have been duly qualified and elected:
Joseph Lu
Jingshuang ( Jeanne) Liu
Zaixiang ( Fred) Liu
Ty Measom

Effective June 13, 2012, the following individuals were elected as officers to serve until the next annual meeting of directors or until their respective successors have been duly qualified and elected:

Joseph Lu	Chief Executive Officer
Jingshuang (Jeanne) Liu	President
Zaixiang ( Fred) Liu	Vice-President
Nicholas Goyak	Secretary
Yanli (LeeAnn) Zhao	Controller

Mr. Lu, Ms. Liu and Mr. Liu were re-elected to their respective positions. Their respective  business experience has been disclosed in previous Company reports. Ms. Liu and Mr. Liu are not related.

Mr. Goyak has been a member of the Oregon State Bar since 1966 and serves as the Company’s outside general counsel.

Ms. Zhao has served as the Company’s in-house accountant since 2007.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 13, 2011, the Company held its Annual Meeting of Shareholders at which a quorum was present. The shareholders elected four (4) directors, each to serve until the next Annual Meeting, or until a successor has been elected and qualified. Each of the nominated directors was elected and received the number of votes set forth below. In addition, the shareholders approved and ratified an amendment to the Articles of Incorporation. More detailed information on the proposals approved by the shareholders can be found in the Company’s Proxy Statement dated May 1, 2012. The Amended and Restated Articles of Incorporation are attached as an exhibit to this Report.

Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Lu	146,742,984	24,632	0
Jeanne Liu	146,741,784	25,832	0
Fred Liu	146,741,864	25,752	0
Ty Measom	146,742,264	25,352	0

Approval and Ratification of Amendment
To Articles of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
143,086,112	3,674,264	7,240	0

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

3(i)	Amended and Restated Articles of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: June 18, 2012	By: /s/ Joseph Lu
Chief Executive Officer